SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 16, 2002

THE TALBOTS, INC. ________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

        On April 16, 2002, The Norinchukin Bank approved an extension of its Revolving Credit Agreement dated as of January 25, 1994, First Amendment dated as of November 21, 1995, Second Amendment dated as of April 18, 1996, Third Amendment dated as of April 17, 1998 and Fourth Amendment dated as of April 16, 1999, between The Talbots, Inc. (“Talbots”) and The Norinchukin Bank.

        On April 17, 2002, Mizuho Corporate Bank, Ltd. (as successor to The Dai-Ichi Kangyo Bank, Limited) approved an extension of its Revolving Credit Agreement dated as of April 14, 1998, between Talbots and Mizuho Corporate Bank, Ltd.

        On April 17, 2002, The Bank of Tokyo-Mitsubishi, Ltd. approved and accepted an extension of its Credit Agreement dated as of April 17, 1998, First Amendment to Credit Agreement dated as of April 17, 1999, between Talbots and The Bank of Tokyo-Mitsubishi, Ltd.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Acceptance of Extension dated April 16, 2002 from The Norinchukin Bank to Talbots.

Exhibit 99.2	Confirmation of Extension dated April 17, 2002 from Mizuho Corporate Bank, Ltd. to Talbots.

Exhibit 99.3	Acceptance of Extension dated April 17, 2002 from The Bank of Tokyo-Mitsubishi, Ltd. to Talbots.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2002	THE TALBOTS, INC. By: /s/ Carol Gordon Stone —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit 99.1	Acceptance of Extension dated April 16, 2002 from The Norinchukin Bank to Talbots.

Exhibit 99.2	Confirmation of Extension dated April 17, 2002 from Mizuho Corporate Bank, Ltd. to Talbots.

Exhibit 99.3	Acceptance of Extension dated April 17, 2002 from The Bank of Tokyo-Mitsubishi, Ltd. to Talbots.